                                                              EXHIBIT (8)(e)(ii)

                             AMENDMENT NUMBER 1 TO
                         PARTICIPATION AGREEMENT AMONG
                     MORGAN STANLEY UNIVERSAL FUNDS, INC.,
                     MORGAN STANLEY ASSET MANAGEMENT INC.,
                        MILLER ANDERSON & SHERRERD, LLP,
                 VAN KAMPEN AMERICA CAPITAL DISTRIBUTORS, INC.,
                  AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                    AMERICAN GENERAL SECURITIES INCORPORATED


     This Amendment No. 1 ("Amendment") executed as of the 30th day of June, 1997 to the Participation Agreement dated as of January 24, 1997 (the "Agreement"), among Morgan Stanley Universal Funds, Inc. (the "Fund"), Morgan Stanley Asset Management Inc., Miller Anderson & Sherrerd, LLP, Van Kampen American Capital Distributors, Inc., American General Life Insurance Company, and American General Securities Incorporated.

     WHEREAS, the parties desire to amend the Agreement by amending Section 1.3 of the Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.3 of the Agreement is hereby deleted and replaced with the following:

     "1.3 The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions which afford the Company substantially the same protections currently provided by Sections 2.4, 2.9, 3.4 and Article VII of this Agreement is in effect to govern such sales."

     2. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereby execute this Amendment of the date first written above.


AMERICAN GENERAL LIFE                   AMERICAN GENERAL SECURITES
INSURANCE COMPANY                       INCORPORATED
on behalf of itself and each of its
accounts named in Schedule A to
the Agreement, as amended from
time to time


By: /s/ Larry Robinson                  By: /s/ F. Paul Kovach
   --------------------------              ---------------------------
    Larry Robinson                          F. Paul Kovach
    Vice President                          President



MORGAN STANLEY UNIVERSAL                MILLER ANDERSON & SHERRERD,
FUNDS, INC.                             LLP.



By: /s/ Michael F. Klein                 By: /s/ Marna C. Whittington
   --------------------------               ---------------------------
    Michael F. Klein                         Marna C. Whittington
    President                                Authorized Signatory



MORGAN STANLEY ASSET                    VAN KAMPEN AMERICAN CAPITAL
MANAGEMENT INC.                         DISTRIBUTORS, INC.



By: /s/ Jeffrey Margolis                By: /s/ William R. Molino
   --------------------------              ---------------------------
   Jeffrey Margolis                         William R. Molino
   Principal                                President